Exhibit 10.4

COMMITMENT AGREEMENT

THIS COMMITMENT AGREEMENT (this “Agreement”) dated as of August 28, 2008 to the Credit Agreement referenced below is among CACI International Inc, a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto (the “Guarantors”), the Lenders identified on the signature pages hereto (the “Committing Lenders”) and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

WITNESSETH

WHEREAS, a revolving credit and term loan facilities have been extended to the Borrower pursuant to the Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of May 3, 2004 among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent;

WHEREAS, pursuant to Section 2.01(a)(ii) of the Credit Agreement, the Borrower has the right to increase the Aggregate Revolving Commitments by up to $100,000,000 with additional Revolving Commitments from existing Lenders and new Revolving Commitments from any other Person selected by the Borrower and approved by the Administrative Agent; and

WHEREAS, each Committing Lender has agreed to provide a new or additional Revolving Commitment in the amounts and on the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Defined Terms.    Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2.    Additional Revolving Commitments.    Each Committing Lender hereby agrees to provide the new or additional Revolving Commitment set forth on Schedule 1 hereto under the column “New/Additional Revolving Commitment”. Each of the Borrower, the Guarantors and the applicable Committing Lender agrees that, after giving effect to the new or additional Revolving Commitment provided by such Committing Lender pursuant to this Agreement, the total Revolving Commitment of such Committing Lender shall be as set forth on Schedule 1 hereto under the column “Total Revolving Commitment”.

3.    Conditions Precedent.    This Agreement shall be effective as of the date hereof upon satisfaction of each of the following conditions precedent:

(a)    receipt by the Administrative Agent of this Agreement executed by the Borrower, the Guarantors and the Committing Lenders;

(b)    receipt by the Administrative Agent of a certificate from a secretary or assistant secretary of each Loan Party (x) attaching resolutions of the board of directors or board of managers, as applicable, of each Loan Party approving the increase in the Aggregate Revolving Commitments by up to $40 million pursuant to Section 2.01(a)(ii) of the Credit Agreement and (y) certifying that such resolutions have not been rescinded or modified, remain in full force and effect and are the only proceedings of the board of directors or board of managers, as applicable, of such Loan Party now in force relating to or affecting the matters referenced therein; and

(c)    payment by the Borrower to the Administrative Agent of all fees owing in connection with the additional Revolving Commitments provided pursuant to this Agreement.

4.    Reaffirmation of Representations and Warranties; No Default.    Each Loan Party represents and warrants that (a) the representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier period) and (b) no Default or Event of Default exists.

5.    Reaffirmation of Obligations.    Each Loan Party (i) acknowledges and consents to this Agreement, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Agreement does not reduce or discharge its obligations under the Loan Documents.

6.    Reaffirmation of Security Interests.    Each Loan Party (i) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (ii) agrees that this Agreement shall in no manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Loan Documents.

7.    Counterparts; Delivery.    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Agreement by facsimile or other electronic imaging means shall be effective as an original.

8.    Governing Law.    This Agreement shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Commitment Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	CACI INTERNATIONAL INC, a Delaware corporation

	By:	/s/ Thomas A. Mutryn
Name:
Title:

GUARANTORS:	CACI PRODUCTS COMPANY, a Delaware corporation
CACI PRODUCTS COMPANY CALIFORNIA, a California corporation
CACI, INC. - FEDERAL, a Delaware corporation
CACI, INC. - COMMERCIAL, a Delaware corporation
CACI TECHNOLOGIES, INC., a Virginia corporation
CACI DYNAMIC SYSTEMS, INC., a Virginia corporation
CACI PREMIER TECHNOLOGY, INC., a Delaware corporation
CACI MTL SYSTEMS, INC., a Delaware corporation
CACI SYSTEMS, INC., a Virginia corporation
CACI-CMS INFORMATION SYSTEMS, INC., a Virginia corporation
CACI ENTERPRISE SOLUTIONS, INC., a Delaware corporation
R.M. VREDENBURG & CO., a Virginia corporation

	By:	/s/ Thomas A. Mutryn
Name:
Title:

COMMITTING LENDERS:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Anthony Galea
	Name:	Anthony Galea
	Title:	Vice President

CHEVY CHASE BANK, F.S.B.

	By:	/s/ R. Mark Swaak
	Name:	R. Mark Swaak
	Title:	Group Vice President

CITIZENS BANK OF PENNSYLVANIA

	By:	/s/ Owen B. Burman
	Name:	Owen B. Burman
	Title:	Vice President

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Roberto O. Salazar
	Name:	Roberto O. Salazar
	Title:	Asst. Vice President

SCHEDULE 1

NEW/ADDITIONAL REVOLVING COMMITMENTS OF COMMITTING LENDERS

Committing Lender	New/Additional Revolving Commitment	Total Revolving Commitment

JPMorgan Chase Bank	$29,000,0000	$45,000,000

Chevy Chase F.S.B.	$2,000,000	$10,000,000

Citizens Bank of Pennsylvania	$9,000,000	$25,500,000